Exhibit 10.10

ROYALTY SHARING AGREEMENT

This Royalty Sharing Agreement (this “Agreement”) is made and entered into as of January 1, 2020 by and between BioAtla, LLC, a Delaware limited liability company (“BioAtla”), and BioAtla Holdings, LLC, a Delaware limited liability company (“Holdings”).

WHEREAS, BioAtla and Fl Oncology Inc., a Delaware corporation (“F I”), entered into that certain Amended and Restated Exclusive License Agreement on November 22, 2019 (the “Exclusive License Agreement”); and

WHEREAS, BioAtla now wishes to share with Holdings one-half of any royalties it receives from F 1 pursuant to the Exclusive License Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.

BioAtla hereby grants to Holdings a right to receive fifty, percent (50%) of any royalties received by BioAtla pursuant to the Exclusive License Agreement. BioAtla covenants and agrees to pay Holdings fifty percent (50%) of any royalties received pursuant to the Exclusive License Agreement, within ten (10) days of receipt, by wire transfer in immediately available funds to a bank and account designated by Holdings.

2.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, excluding its conflicts of laws principles. This Agreement is both a final expression of the parties’ agreement and complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, between BioAtla and Holdings. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both parties hereto.

3.

Except as expressly provided herein neither this Agreement nor any rights or obligations hereunder or under the Exclusive License Agreement may be assigned or otherwise transferred by either party without prior written consent of the other party.

4.

This Agreement be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first mentioned above.

BIOATLA, LLC

By:	/s/ Monica Sullivan
Name:	Monica Sullivan
Title:	VP Contracts

BIOATLA HOLDINGS, LLC

By:	/s/ Carolyn Short
Name:	Carolyn Short
Title:	Member

[Signature Page to Royalty Sharing Agreement]